Exhibit 99.1

SailPoint Announces Fourth Quarter and Full Year 2018 Financial Results

•	Fourth quarter 2018 total revenue of $80.6 million and full year 2018 total revenue of $248.9 million (ASC 606)
•	2018 GAAP operating income of $10.9 million (ASC 606); Non-GAAP operating income of $38.9 million (ASC 606)
•	2018 GAAP net income of $0.04 per diluted share (ASC 606); Non-GAAP net income of $0.37 per diluted share (ASC 606)

AUSTIN, March 5, 2019 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in enterprise identity governance, today announced financial results for the fourth quarter and full year ending December 31, 2018.

“As SailPoint closes our first full year as a public company, we’re pleased to report strong momentum across the business. Our 2018 revenues increased 34% year-over-year, and we were profitable on a GAAP and non-GAAP basis,” said Mark McClain, SailPoint CEO and Co-founder. “Our customer base grew 26% year-over-year to 1,173 enterprises who chose our comprehensive, open identity governance platform to address their security, compliance and business efficiency challenges.”

“As organizations of all sizes are pressing further on their digital transformation, CIOs are tasked with securing the foundation of their enterprise digitization,” added McClain. “To truly address the mounting security, compliance and efficiency demands, identity governance must govern all users, whether human or non-human bots, across all applications and all data. As we head into 2019, SailPoint is focused on driving innovation to help customers govern all, govern deep across their IT ecosystem, and govern smarter with insights from advanced analytics driven by artificial intelligence.”

See “ASC 606 Adoption” below for information regarding the Company’s adoption of ASC 606 revenue recognition accounting standard as of January 1, 2018 on a modified retrospective basis.

Financial Highlights for Fourth Quarter 2018:

•

Revenue: Total revenue was $80.6 million, a 19% increase over Q4 2017. License revenue was $40.6 million, an 11% increase over Q4 2017. Subscription revenue was $29.5 million, a 39% increase over Q4 2017. Services and other revenue was $10.5 million, a 7% increase over Q4 2017.

•	Operating Income: Income from operations was $11.2 million, compared to $10.5 million in Q4 2017. Non-GAAP income from operations was $18.4 million, compared to $16.7 million in Q4 2017.

•

Net Income: Net income was $5.1 million, compared to net income of $5.4 million in Q4 2017. Net income available to common stockholders per diluted share was $0.06 compared to net income available to common stockholders per diluted share of $0.03 in Q4 2017. Non-GAAP net income was $16.9 million, compared to non-GAAP net income of $13.1 million in Q4 2017. Non-GAAP net income per diluted share was $0.19 compared to non-GAAP net income per diluted share of $0.17 in Q4 2017.

•	Adjusted EBITDA: Adjusted EBITDA was $18.6 million, compared to $17.1 million in Q4 2017.

Financial Highlights for Full Year 2018:

•

Revenue: Total revenue was $248.9 million, a 34% increase year-over-year. License revenue was $105.0 million, a 33% increase year-over-year. Subscription revenue was $104.0 million, a 47% increase year-over-year. Services and other revenue was $39.9 million, an 11% increase year-over-year.

•	Operating Income: Income from operations was $10.9 million, compared to $9.9 million in 2017. Non-GAAP income from operations was $38.9 million, compared to $23.3 million in 2017.

•

Net Income (Loss): Net income was $3.7 million, compared to net loss of $(7.6) million in 2017. Net income available to common stockholders per diluted share was $0.04 compared to net loss available to common stockholders per basic and diluted share of $(0.55) in 2017. Non-GAAP net income was $33.6 million, compared to non-GAAP net income of $10.3 million in 2017. Non-GAAP net income per diluted share was $0.37, compared to non-GAAP net income per diluted share of $0.13, in 2017.

•	Adjusted EBITDA: Adjusted EBITDA was $39.5 million, compared to $25.5 million in 2017.

•

Balance Sheet and Cash Flow: As of December 31, 2018, cash and cash equivalents were $71.0 million. As of December 31, 2018, there was no outstanding debt. The Company generated $37.5 million in cash from operations in 2018 compared to $21.9 million of cash provided by operations in 2017.

The tables included in this press release present a reconciliations of non-GAAP income from operations to GAAP income from operations, non-GAAP net income to GAAP net income (loss), non-GAAP to GAAP weighted average shares outstanding and adjusted EBITDA to GAAP net income (loss) for the three months and year ended December 31, 2018 and 2017. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures." Additionally, the tables include impact of the Company’s adoption of ASC 606 on reconciliations of the income (loss) from operations for the quarters ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018. These tables are provided to give the reader additional understanding of the quarterly impact of adopting the revised standard. The cumulative impact on our Consolidated Balance Sheet as of January 1, 2018 is also presented.

Financial Outlook (under ASC 606):

For the first quarter of 2019, SailPoint expects:

•	Revenue in the range of $59.5 million to $61.0 million
•	Non-GAAP (loss) or income from operations in the range of $(0.5) million to $1.0 million
•

Non-GAAP net (loss) per diluted common share in the range of $(0.02) to $(0.00), based on estimated cash income tax payments of $0.4 million and 88.5 million basic common shares outstanding. Expectations of non-GAAP income from operations and non-GAAP net income per diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

For the full year 2019, SailPoint expects:

•	Revenue in the range of $293.0 million to $299.0 million
•	Non-GAAP income from operations in the range of $28.0 million to $31.0 million
•

Non-GAAP net income per diluted common share in the range of $0.25 to $0.29, based on estimated cash income tax payments of $2.0 million and 93.0 million diluted common shares outstanding. Expectations of non-GAAP income from operations and non-GAAP net income per diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause its actual results to differ materially from these forward-looking statements.

All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense and amortization of acquired intangibles. SailPoint has not reconciled its expectations as to non-GAAP income from operations and non-GAAP net income per basic and diluted common shares to their most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking non-GAAP income from operations and non-GAAP net income per basic and diluted common shares are not available without unreasonable effort.

ASC 606 Adoption

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2014-09, Revenue from Contracts with Customers (Accounting Standards Codification or ASC 606). ASC 606, the “revised standard”, supersedes the revenue recognition requirements in Revenue Recognition (ASC 605) or “prior standard” and requires the recognition of revenue as promised goods or services are transferred to customers in an amount that reflects the consideration which the entity expects to be entitled to in exchange for those goods or services. ASC 606 also includes Subtopic 340-40, Other Assets and Deferred Costs - Contracts with Customers, which requires deferred recognition of the incremental costs of obtaining a contract with a customer over the estimated life of the customer.

The Company adopted the revised standard as of January 1, 2018, utilizing the modified retrospective method for all contracts with remaining performance obligations as of the date of adoption. The Company is providing adjusted 2018 interim financial statements and recognized the cumulative effect of initially applying the revised standard as an adjustment to the opening balance of accumulated deficit on January 1, 2018. The comparative information for 2017 was prepared under the prior standard and our prior period results were not re-cast to reflect the revised standard. The reported results for the three-month and year to date periods ended March 31, 2018, June 30, 2018, September 30, 2018 and December 31, 2018 in the tables included at the end of the press release reflect the application of the revised standard as indicated by the “Revised Standard (ASC 606)” notation.

The Company believes this additional information is vital during the transition year to allow readers of its financial statements to compare the financial results from the preceding years given the absence of restatement of 2018 interim financial statements. Our financial measures, as adjusted, should be considered in addition to, not as a substitute for, nor superior to or in isolation, from measures prepared in accordance with GAAP.

Conference Call and Webcast:

SailPoint will host a conference call today, March 5, 2019, at 5:00 p.m. Eastern Time to discuss its fourth quarter and full year 2018 financial results. The dial-in number will be 877-407-0792 or 201-689-8263. Additionally, a live webcast of the conference call will be available on SailPoint’s website at https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on March 19, 2019. The replay dial-in number will be 844-512-2921 or 412-317-6671, using the replay pin number: 13688348. An archived webcast of the call will also be available at https://investors.sailpoint.com.

Non-GAAP Financial Measures:

In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), SailPoint uses certain non-GAAP financial measures to clarify and enhance SailPoint’s understanding of past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint monitors the non-GAAP financial measures described below, and SailPoint’s management believes they are helpful to investors because they provide an additional tool to use in evaluating SailPoint’s financial and business trends and operating results. In addition, SailPoint’s management uses these non-GAAP measures to compare SailPoint’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. In particular, SailPoint believes that non-GAAP income from operations, non-GAAP net income, non-GAAP net income available to common stockholders per basic share and per diluted share, and adjusted EBITDA, are important measures for evaluating SailPoint’s performance because they facilitate comparisons of SailPoint’s core operating results from period to period by removing, where applicable, the impact of SailPoint’s capital structure (net interest income or expense from SailPoint’s outstanding debt, as well as amortization of debt issuance costs and expenses related to call protection on early payment of debt), asset base (depreciation and amortization), income taxes, purchase accounting adjustments, acquisition and sponsor related costs and stock-based compensation expense.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently than we do. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income from operations.  SailPoint believes that the use of non-GAAP income from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income from operations is calculated as income from operations on a GAAP basis excluding (i) stock-based compensation expense and (ii) amortization of acquired intangibles.

Non-GAAP net income and non-GAAP net income available to common stockholders per basic and diluted share.  SailPoint believes that the use of non-GAAP net income and non-GAAP net income available to common stockholders per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income (loss) (a) excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) amortization of debt issuance costs, (iv) expense related to call protection on early payment of debt and (v) income tax (benefit) expense and (b) including cash paid for income taxes. SailPoint defines non-GAAP net income available to common stockholders per basic and diluted share as non-GAAP net income divided by the non-GAAP weighted average outstanding common shares, which is calculated as if the conversion of our preferred stock, including related accumulated and unpaid dividend, occurred at the beginning of each respective period.

Adjusted EBITDA.  Adjusted EBITDA is a non-GAAP financial measure that SailPoint calculates as net income (loss) adjusted to exclude income taxes, net interest expense, depreciation and amortization, purchase accounting adjustments, acquisition and sponsor related costs and stock-based compensation expense.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding the Company’s growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: our ability to attract and retain customers and our ability to deepen our relationships with existing customers; our expectations regarding our customer growth rate; our ability to maintain successful relationships with our channel partners and further develop strategic relationships; our ability to develop or acquire new solutions, improve our platform and solutions and increase the value of and benefits associated with our platform and solutions; our ability to compete successfully against current and future competitors; our plans to further invest in and grow our business, and our ability to effectively manage our growth and associated investments; our ability to adapt and respond to rapidly changing technology, evolving industry standards, changing regulations and changing customer needs; our ability to maintain and enhance our brand or reputation as an industry leader and innovator; our ability to hire, retain, train and motivate our senior management team and key employees; our ability to successfully enter new markets and manage our international expansion; adverse economic conditions in the United States, Europe or the global economy; significant changes in the contracting or fiscal policies of the public sector; actual or perceived failures by us to comply with privacy policy or legal or regulatory requirements; our ability to maintain third-party licensed software in or with our solutions; and our ability to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”) including (i) under “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 19, 2018, and (ii) under “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 9, 2018,  (iii) under “Part II, Item IA. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which was filed with the SEC on August 8, 2018, and (iv) under “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which was filed with the SEC on November 7, 2018.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

About SailPoint

SailPoint, the leader in enterprise identity governance, brings the Power of Identity to customers around the world. SailPoint’s open identity platform gives organizations the power to enter new markets, scale their workforces, embrace new technologies, innovate faster and compete on a global basis. As both an industry pioneer and market leader in identity governance, SailPoint delivers security, operational efficiency and compliance to enterprises with complex IT environments. SailPoint’s customers are among the world’s largest companies in a wide range of industries, including: 8 of the top 15 banks, 4 of the top 6 healthcare insurance and managed care providers, 9 of the top 15 property and casualty insurance providers, 5 of the top 13 pharmaceutical companies, and 11 of the largest 15 federal agencies.

More information on SailPoint is available at: www.sailpoint.com.

Investor Relations:

Staci Mortenson

ICR for SailPoint

investor@sailpoint.com

512-664-8916

Media Relations:

Jessica Sutera

Jessica.Sutera@sailpoint.com

978-278-5411

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 (1)	2018	2017 (1)
	(In thousands, except share and per share data)
Revenue
Licenses	$40,549	$36,657	$105,000	$79,209
Subscription	29,502	21,225	104,033	71,007
Services and other	10,537	9,886	39,887	35,840
Total revenue	80,588	67,768	248,920	186,056
Cost of revenue
Licenses (2)	1,091	1,260	4,634	4,561
Subscription (2)(3)	5,905	4,873	20,734	16,406
Services and other (3)	7,514	6,549	29,302	23,623
Total cost of revenue	14,510	12,682	54,670	44,590
Gross profit	66,078	55,086	194,250	141,466
Operating expenses
Research and development (2)(3)	11,803	9,995	43,154	33,331
General and administrative (3)	10,618	6,790	34,781	17,678
Sales and marketing (2)(3)	32,468	27,781	105,402	80,514
Total operating expenses	54,889	44,566	183,337	131,523
Income from operations	11,189	10,520	10,913	9,943
Other expense, net:
Interest expense, net	(527)	(5,704)	(4,707)	(14,783)
Other, net	(342)	(203)	(1,446)	(459)
Total other expense, net	(869)	(5,907)	(6,153)	(15,242)
Income (loss) before income taxes	10,320	4,613	4,760	(5,299)
Income tax benefit (expense)	(5,177)	769	(1,090)	(2,293)
Net income (loss)	$5,143	$5,382	$3,670	$(7,592)
Net income (loss) available to common stockholders (4)	$5,103	$2,175	$3,641	$(28,721)
Net income (loss) per common share
Basic	$0.06	$0.03	$0.04	$(0.55)
Diluted	$0.06	$0.03	$0.04	$(0.55)
Weighted average shares outstanding
Basic	87,171,161	65,870,258	86,495,301	52,339,804
Diluted	90,234,993	69,166,069	90,002,752	52,339,804

(1)

The comparative information for 2017 has not been adjusted to reflect the adoption of the revised standard and is reported on an ASC 605 basis. For additional information see “ASC 606 Adoption” discussion above.

(2)	Includes amortization of acquired intangibles as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands)
Cost of revenue – license	$1,008	$1,008	$4,032	$4,032
Cost of revenue – subscription	96	96	384	384
Research and development	34	34	136	149
Sales and marketing	1,069	1,068	4,273	4,276
Total amortization of acquired intangibles	$2,207	$2,206	$8,825	$8,841

(3)	Includes stock-based compensation expense and the related employer payroll tax expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands)
Cost of revenue – subscription	$291	$100	$956	$133
Cost of revenue – services and other	404	398	1,528	458
Research and development	892	552	3,043	658
General and administrative	1,843	1,964	7,833	2,062
Sales and marketing	1,526	956	5,849	1,203
Total stock-based compensation expense	$4,956	$3,970	$19,209	$4,514

(4)

For the three months and year ended December 31, 2017, net income (loss) available to common stockholders is calculated by subtracting the accretion of undeclared and unpaid dividends on redeemable convertible preferred stock, and net income allocated to participating securities from net income (loss). For the three months and year ended December 31, 2018, net income available to common stockholders is calculated by subtracting the net income allocated to participating securities.

ASC 606 ADOPTION IMPACT ON CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of
	December 31, 2017 (1)	Impact of ASC 606 adoption	January 1, 2018
	(In thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$116,049	$—	$116,049
Restricted cash	78	—	78
Accounts receivable	72,907	(355)	72,552
Prepayments and other current assets	10,013	5,848	15,861
Total current assets	199,047	5,493	204,540
Property and equipment, net	3,018	—	3,018
Deferred tax asset - non-current	264	(264)	—
Other non-current assets	3,542	13,232	16,774
Goodwill	219,377	—	219,377
Intangible assets, net	81,185	—	81,185
Total assets	$506,433	$18,461	$524,894
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,231	$—	$2,231
Accrued expenses and other liabilities	22,636	—	22,636
Income taxes payable	1,688	—	1,688
Deferred revenue	73,671	(9,508)	64,163
Total current liabilities	100,226	(9,508)	90,718
Deferred tax liability - non-current	—	5,422	5,422
Long-term debt	68,329	—	68,329
Other long-term liabilities	27	—	27
Deferred revenue - non-current	9,454	786	10,240
Total liabilities	178,036	(3,300)	174,736
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value	8	—	8
Preferred stock, $0.0001 par value	—	—	—
Additional paid in capital	353,609	—	353,609
Accumulated deficit	(25,220)	21,761	(3,459)
Total stockholders' equity	328,397	21,761	350,158
Total liabilities and stockholders’ equity	$506,433	18,461	524,894

(1)	The comparative information for 2017 has not been adjusted to reflect the adoption of revised standard and is reported on ASC 605 basis.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of December 31,
	2018	2017 (1)
	(In thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$70,964	$116,049
Restricted cash	6,272	78
Accounts receivable	101,469	72,907
Prepayments and other current assets	21,850	10,013
Total current assets	200,555	199,047
Property and equipment, net	19,268	3,018
Deferred tax asset - non-current	—	264
Other non-current assets	20,374	3,542
Goodwill	219,377	219,377
Intangible assets, net	74,860	81,185
Total assets	$534,434	$506,433
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$4,636	$2,231
Accrued expenses and other liabilities	21,731	22,636
Income taxes payable	2,143	1,688
Deferred revenue - current	95,919	73,671
Total current liabilities	124,429	100,226
Deferred tax liability - non-current	4,142	—
Long-term debt	—	68,329
Other long-term liabilities	9,788	27
Deferred revenue - non-current	18,382	9,454
Total liabilities	156,741	178,036
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value, authorized 300,000,000 shares, issued and outstanding 87,512,175 and 84,948,126 shares at December 31, 2018 and 2017, respectively	9	8
Preferred stock, $0.0001 par value, authorized 10,000,000 shares, no shares issued and outstanding at December 31, 2018 and 2017	—	—
Additional paid in capital	377,473	353,609
Retained earnings (accumulated deficit)	211	(25,220)
Total stockholders' equity	377,693	328,397
Total liabilities and stockholders’ equity	$534,434	$506,433

(1)

The comparative information for 2017 has not been adjusted to reflect the adoption of the revised standard and is reported on an ASC 605 basis. For additional information see “ASC 606 Adoption” discussion above.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended December 31,
	2018	2017 (1)
	(In thousands)
Operating activities
Net income (loss)	$3,670	$(7,592)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	10,736	10,220
Amortization of loan origination fees	238	746
Amortization of contract acquisition costs	7,753	3,008
Loss on modification and extinguishment of debt	1,848	1,702
Gain on disposal of fixed assets	(20)	(20)
Bad debt expense	2,332	—
Stock-based compensation expense	18,975	4,514
Deferred taxes	(1,280)	69
Changes in operating assets and liabilities:
Accounts receivable	(31,249)	(24,116)
Prepayments and other current assets	(13,742)	(5,182)
Other non-current assets	(3,599)	(2,453)
Accounts payable	2,406	1,443
Accrued expenses and other liabilities	(882)	10,882
Income taxes	455	614
Deferred revenue	39,899	28,021
Net cash provided by operating activities	37,540	21,856
Investing activities
Purchase of intangibles	(2,500)	—
Purchase of property and equipment	(8,389)	(2,711)
Proceeds from sale of property and equipment	33	190
Net cash used in investing activities	(10,856)	(2,521)
Financing activities
Proceeds from term loan	—	50,000
Repayments of term loan	(70,000)	(90,000)
Prepayment penalty and fees	(387)	(1,390)
Dividend payments	—	(50,387)
Debt issuance costs	—	(1,384)
Proceeds from issuance of equity	3,351	171,980
Repurchase of equity shares	—	(658)
Taxes associated with net issuances of shares upon vesting of restricted stock units	(348)	—
Exercise of stock options	1,809	359
Net cash (used in) provided by financing activities	(65,575)	78,520
(Decrease) Increase in cash	(38,891)	97,855
Cash, cash equivalents and restricted cash, beginning of period	116,127	18,272
Cash, cash equivalents and restricted cash, end of period	$77,236	$116,127

(1)

The comparative information for 2017 has not been adjusted to reflect the adoption of revised standard and is reported on ASC 605 basis. For additional information see “ASC 606 Adoption” discussion above.

RECONCILIATION OF NON-GAAP INCOME FROM OPERATIONS (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2018 (2)	2017 (1)	2018 (2)	2017 (1)
	(In thousands)
Income from operations	$11,189	$10,520	$10,913	$9,943
Add back:
Stock-based compensation expense (3)	4,956	3,970	19,209	4,514
Amortization of acquired intangibles	2,207	2,206	8,825	8,841
Non-GAAP income from operations	$18,352	$16,696	$38,947	$23,298

(1)

The comparative information for 2017 has not been adjusted to reflect the adoption of the revised standard and is reported on an ASC 605 basis. For additional information see “ASC 606 Adoption” discussion above.

(2)

Non-GAAP income from operations under ASC 605 can be calculated by taking income from operations, presented in the table at the end of the press release under ASC 605 basis, with the add backs shown in the table above.

(3)	Stock-based compensation expense includes employer related payroll tax expense.

RECONCILIATION OF NON-GAAP NET INCOME (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 (1)	2018	2017 (1)
	(In thousands)
Net income (loss) on a GAAP basis	$5,143	$5,382	$3,670	$(7,592)
Add back:
Stock-based compensation expense (2)	4,956	3,970	19,209	4,514
Amortization of acquired intangibles	2,207	2,206	8,825	8,841
Amortization of debt issuance costs (3)	330	1,903	2,086	2,448
Expense related to call protection on early payment of debt	87	1,390	387	1,390
Income tax (benefit) expense	5,177	(769)	1,090	2,293
Less:
Cash paid for income taxes net of refunds received	977	973	1,631	1,612
Non-GAAP net income	$16,923	$13,109	$33,636	$10,282
Non-GAAP net income per common share
Basic	$0.19	$0.17	$0.39	$0.14
Diluted	$0.19	$0.17	$0.37	$0.13
Non-GAAP weighted average number of common shares outstanding
Basic	87,171,161	75,571,299	86,495,301	72,302,025
Diluted	90,234,993	78,867,111	90,002,752	76,079,258

(1)

The comparative information for 2017 has not been adjusted to reflect the adoption of the revised standard and is reported on an ASC 605 basis. For additional information see “ASC 606 Adoption” discussion above.

(2)	Stock-based compensation expense includes employer related payroll tax expense.
(3)

Includes $0.3 million and $1.8 million of loss on the modification and extinguishment of debt for the three months and year ended December 31, 2018, respectively, and $1.7 million of loss on the modification and partial extinguishment of debt for both the three months and year ended December 31, 2017.

Reconciliation of non-GAAP weighted average OUTSTANDING COMMON SHARES (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Weighted average shares used to compute net income (loss) per share available to common stockholders, on a GAAP basis
Basic	87,171,161	65,870,258	86,495,301	52,339,804
Diluted	90,234,993	69,166,069	90,002,752	52,339,804
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	9,701,041	—	19,962,221
Non-GAAP weighted average outstanding common shares
Basic	87,171,161	75,571,299	86,495,301	72,302,025
Effect of potentially dilutive securities	3,063,832	3,295,812	3,507,451	3,777,233
Diluted	90,234,993	78,867,111	90,002,752	76,079,258

RECONCILIATION OF ADJUSTED EBITDA (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 (1)	2018	2017 (1)
	(In thousands)
Net income (loss)	$5,143	$5,382	$3,670	$(7,592)
Stock-based compensation (2)	4,956	3,970	19,209	4,514
Amortization of acquired intangibles	2,207	2,206	8,825	8,841
Depreciation	552	444	1,911	1,379
Purchase price accounting adjustment (3)	18	15	68	141
Acquisition and sponsor related costs	—	164	—	1,142
Interest expense, net (4)	527	5,704	4,707	14,783
Income tax expense (benefit)	5,177	(769)	1,090	2,293
Adjusted EBITDA	$18,580	$17,116	$39,480	$25,501

(1)

The comparative information for 2017 has not been adjusted to reflect the adoption of the revised standard and is reported on an ASC 605 basis. For additional information see “ASC 606 Adoption” discussion above.

(2)	Stock-based compensation expense includes employer related payroll tax expense.
(3)	Purchase accounting adjustment related to the fair value write down of deferred revenue from the acquisition of SailPoint Technologies, Inc. on September 8, 2014.
(4)

Includes $0.3 million and $1.8 million of loss on the modification and partial extinguishment of debt for the three months and year ended December 31, 2018, respectively, and $1.7 million of loss on the modification and partial extinguishment of debt for both the three months and year ended December 31, 2017.

COMPARISON OF REVISED STANDARD (ASC 606) TO PRIOR STANDARD (ASC 605) (UNAUDITED)

Comparison of the three months ended March 31, 2018 and 2017

	Three Months Ended
	March 31, 2018			March 31, 2017
	Revised Standard (ASC 606)	Impact of Adoption	Prior Standard (ASC 605)	As Previously Reported (ASC 605)
	(In thousands)
Revenue
Licenses	$16,808	$(179)	$16,987	$12,236
Subscription	22,505	(500)	23,005	14,952
Services and other	9,628	(94)	9,722	8,278
Total revenue	48,941	(773)	49,714	35,466
Cost of revenue (1)
Licenses	1,138	—	1,138	1,087
Subscription	4,658	—	4,658	3,575
Services and other	6,974	—	6,974	5,473
Total cost of revenue	12,770	—	12,770	10,135
Gross profit	36,171	(773)	36,944	25,331
Operating expenses (1)
Research and development	9,762	—	9,762	6,927
General and administrative	7,657	—	7,657	3,032
Sales and marketing	22,459	(1,356)	23,815	15,173
Total operating expenses	39,878	(1,356)	41,234	25,132
Income (loss) from operations	$(3,707)	$583	$(4,290)	$199

(1)

The stock-based compensation expense and amortization of acquired intangibles tables are not shown as separate footnotes to the tables presented above as there was no impact of ASC 606 adoption. Please refer to our previously filed press releases for that information.

Comparison of the three months and six months ended June 30, 2018 and 2017

	Three Months Ended				Six Months Ended
	June 30, 2018			June 30, 2017	June 30, 2018			June 30, 2017
	Revised Standard (ASC 606)	Impact of Adoption	Prior Standard (ASC 605)	As Previously Reported (ASC 605)	Revised Standard (ASC 606)	Impact of Adoption	Prior Standard (ASC 605)	As Previously Reported (ASC 605)
	(In thousands)
Revenue
Licenses	$19,620	$492	$19,128	$13,341	$36,428	$313	$36,115	$25,577
Subscription	24,110	(941)	25,051	16,324	46,615	(1,441)	48,056	31,276
Services and other	9,926	(455)	10,381	9,595	19,554	(549)	20,103	17,873
Total revenue	53,656	(904)	54,560	39,260	102,597	(1,677)	104,274	74,726
Cost of revenue (1)
Licenses	1,260	—	1,260	1,110	2,398	—	2,398	2,197
Subscription	4,919	—	4,919	3,938	9,577	—	9,577	7,513
Services and other	7,197	—	7,197	5,647	14,171	—	14,171	11,120
Total cost of revenue	13,376	—	13,376	10,695	26,146	—	26,146	20,830
Gross profit	40,280	(904)	41,184	28,565	76,451	(1,677)	78,128	53,896
Operating expenses (1)
Research and development	10,115	—	10,115	7,966	19,877	—	19,877	14,893
General and administrative	7,743	—	7,743	3,442	15,400	—	15,400	6,474
Sales and marketing	23,774	(1,389)	25,163	18,340	46,233	(2,745)	48,978	33,513
Total operating expenses	41,632	(1,389)	43,021	29,748	81,510	(2,745)	84,255	54,880
Loss from operations	$(1,352)	$485	$(1,837)	$(1,183)	$(5,059)	$1,068	$(6,127)	$(984)

(1)

The stock-based compensation expense and amortization of acquired intangibles tables are not shown as separate footnotes to the tables presented above as there was no impact of ASC 606 adoption. Please refer to our previously filed press releases for that information.

Comparison of the three months and nine months ended September 30, 2018 and 2017

	Three Months Ended				Nine Months Ended
	September 30, 2018			September 30, 2017	September 30, 2018			September 30, 2017
	Revised Standard (ASC 606)	Impact of Adoption	Prior Standard (ASC 605)	As Previously Reported (ASC 605)	Revised Standard (ASC 606)	Impact of Adoption	Prior Standard (ASC 605)	As Previously Reported (ASC 605)
	(In thousands)
Revenue
Licenses	$28,023	$(108)	$28,131	$16,975	$64,451	$205	$64,246	$42,552
Subscription	27,916	(545)	28,461	18,506	74,531	(1,986)	76,517	49,782
Services and other	9,796	(31)	9,827	8,081	29,350	(580)	29,930	25,954
Total revenue	65,735	(684)	66,419	43,562	168,332	(2,361)	170,693	118,288
Cost of revenue (1)
Licenses	1,145	—	1,145	1,104	3,543	—	3,543	3,301
Subscription	5,252	—	5,252	4,020	14,829	—	14,829	11,533
Services and other	7,617	—	7,617	5,954	21,788	—	21,788	17,074
Total cost of revenue	14,014	—	14,014	11,078	40,160	—	40,160	31,908
Gross profit	51,721	(684)	52,405	32,484	128,172	(2,361)	130,533	86,380
Operating expenses (1)
Research and development	11,474	—	11,474	8,443	31,351	—	31,351	23,336
General and administrative	8,763	—	8,763	4,414	24,163	—	24,163	10,888
Sales and marketing	26,701	(957)	27,658	19,220	72,934	(3,702)	76,636	52,733
Total operating expenses	46,938	(957)	47,895	32,077	128,448	(3,702)	132,150	86,957
Income (loss) from operations	$4,783	$273	$4,510	$407	$(276)	$1,341	$(1,617)	$(577)

(1)

The stock-based compensation expense and amortization of acquired intangibles tables are not shown as separate footnotes to the tables presented above as there was no impact of ASC 606 adoption. Please refer to our previously filed press releases for that information.

Comparison of the three months and year ended December 31, 2018 and 2017

	Three Months Ended				Year Ended
	December 31, 2018			December 31, 2017	December 31, 2018			December 31, 2017
	Revised Standard (ASC 606)	Impact of Adoption	Prior Standard (ASC 605) (1)	As Previously Reported (ASC 605)	Revised Standard (ASC 606)	Impact of Adoption	Prior Standard (ASC 605)	As Previously Reported (ASC 605)
	(In thousands)
Revenue
Licenses	$40,549	$3,102	$37,447	$36,657	$105,000	$3,307	$101,693	$79,209
Subscription	29,502	(513)	30,015	21,225	104,033	(2,499)	106,532	71,007
Services and other	10,537	217	10,320	9,886	39,887	(363)	40,250	35,840
Total revenue	80,588	2,806	77,782	67,768	248,920	445	248,475	186,056
Cost of revenue (2)
Licenses	1,091	—	1,091	1,260	4,634	—	4,634	4,561
Subscription	5,905	—	5,905	4,873	20,734	—	20,734	16,406
Services and other	7,514	—	7,514	6,549	29,302	—	29,302	23,623
Total cost of revenue	14,510	—	14,510	12,682	54,670	—	54,670	44,590
Gross profit	66,078	2,806	63,272	55,086	194,250	445	193,805	141,466
Operating expenses (2)
Research and development	11,803	—	11,803	9,995	43,154	—	43,154	33,331
General and administrative	10,618	—	10,618	6,790	34,781	—	34,781	17,678
Sales and marketing	32,468	(1,155)	33,623	27,781	105,402	(4,857)	110,259	80,514
Total operating expenses	54,889	(1,155)	56,044	44,566	183,337	(4,857)	188,194	131,523
Income from operations	$11,189	$3,961	$7,228	$10,520	$10,913	$5,302	$5,611	$9,943

(1) These balances have not previously been reported under the prior standard (ASC 605).

(2)   The stock-based compensation expense and amortization of acquired intangibles tables are not shown as separate footnotes to the tables presented above as there was no impact of ASC 606 adoption. Please refer to our previously filed press releases for that information.